UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 3, 2010
COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-10352

Delaware	59-2758596

(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway
Livingston, New Jersey	07039

(Address of principal	Zip Code
executive offices)
Registrant’s telephone number, including area code: (973) 994-3999
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
Exhibit Index
EX-2.1
EX-10.1
EX-10.2
EX-10.3
EX-99.1
EX-99.2

Item 1.01. Entry Into a Material Definitive Agreement.
Purchase and Collaboration Agreement
On March 3, 2010, Columbia Laboratories, Inc. (the “Company”), Watson Pharmaceuticals, Inc., as a guarantor of Buyer’s obligations (“Parent”), and Coventry Acquisition, Inc., a subsidiary of Parent (the “Buyer”), entered into a Purchase and Collaboration Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement the Company agreed to sell to the Buyer (i) substantially all of its assets primarily relating to the research, development, regulatory approval, manufacture, distribution, marketing, sale and promotion of pharmaceutical products containing progesterone as an active ingredient, including CRINONE 8% progesterone gel, PROCHIEVE 4% progesterone gel and PROCHIEVE 8% progesterone gel, each sold by the Company in the United States (collectively, the “Progesterone Products”), including certain intellectual property, promotional materials, contracts, product data and regulatory approvals and regulatory filings (the “Purchased Assets”), and (ii) 11,200,000 shares (the “Shares”) of the Company’s common stock, $.01 par value per share (the “Common Stock”). The Company will retain certain assets and rights relating to its progesterone business, including all rights necessary to perform its obligations under its agreement with an affiliate of Merck Serono S.A. The transactions pursuant to the Purchase Agreement and the ancillary agreements thereto are referred to herein as the “Watson Transactions.”
At the closing of the Watson Transactions, in consideration for the sale of the Purchased Assets and the Shares, the Buyer agreed to pay the Company $47 million in cash and assume certain liabilities associated with the Purchased Assets. In addition, the Buyer agreed to pay the Company up to $45.5 million in cash upon the achievement of several contingent milestones as follows: (i) upon the delivery of results from the Company’s Phase III PREGNANT Study designed to evaluate the ability of PROCHIEVE 8% to reduce the risk of preterm birth in women with a short cervix of between 1.0 and 2.0 centimeters (the “PTB Indication”) as measured by transvaginal ultrasound at mid-pregnancy (the “PREGNANT Study”) and (A) if the results of the PREGNANT Study reflect the achievement of a primary endpoint, reduction in preterm birth, p-value that is less than or equal to 0.05 and greater than 0.01, $6 million or (B) if the results of the PREGNANT Study reflect the achievement of a primary endpoint, reduction in preterm birth, p-value that is less than or equal to 0.01, $8 million; provided, however, in each case, the results reflect the achievement of a secondary endpoint, infant outcomes composite score, p-value that is less than or equal to 0.05; (ii) upon acceptance by the United States Food and Drug Administration of a new drug application (or a supplemental new drug application) to market PROCHIEVE 8% for the PTB Indication, $5 million; (iii) upon the first commercial sale of PROCHIEVE 8% in the United States for the PTB Indication, $30 million; (iv) upon filing and acceptance by the applicable regulatory authority of an application for the authorization to market a Progesterone Product for the PTB Indication in a country or jurisdiction outside the United States, $0.5 million; and (v) upon a grant by any applicable regulatory authority of an approval to market a Progesterone Product for the PTB Indication in a country or jurisdiction outside of the United States, $2 million.
Pursuant to the Purchase Agreement, after the closing, the Buyer also agreed to make certain royalty payments to the Company in each year during the relevant royalty period (as specified in the Purchase Agreement) based on the sales of certain Progesterone Products (each a “Royalty Product”), at the rates of (A) 10% of the portion of annual United States net sales which are less than or equal to $150,000,000, (B) 15% of the portion of annual United States net sales which are greater than $150,000,000 and less than or equal to $250,000,000, (C) 20% of the portion of annual United States net sales which are greater than $250,000,000 and (D) 10% of annual net sales outside of the United States in a country where the Buyer or its affiliates are commercializing any Royalty Product; provided, however that (x) if generic entry by a third party with respect to any Royalty Product occurs in any country such that quarterly net sales of such Royalty Product in such country are reduced by 50% and such reduction is directly attributable to the marketing or sale in such country of such generic equivalent, the royalty rate shall be reduced by 50% in such country (a “Generic Entry”), (y) if the Buyer or any of its affiliates grants any licenses, sublicenses, distribution or marketing rights or otherwise collaborates with a third party to commercialize any Royalty Product in a country outside of the United States, in lieu of royalties payable in respect of net sales, the Company will be entitled to 20% of gross profits associated with such commercialization in such country, and (z) in the event that a Generic Entry by the Buyer or its affiliates with respect to any Royalty Product in a country occurs in the circumstances permitted by the Purchase Agreement, in lieu of royalties payable in respect of net sales for such generic product, the Company will be entitled to 20% of gross profits associated with the commercialization of such generic product in such country.
The closing of the Watson Transactions is subject to customary closing conditions, including Company stockholder approval.
Pursuant to the Purchase Agreement, the Company and the Buyer have also agreed to collaborate with respect to the development of Progesterone Products. In connection therewith, the parties agreed to establish a joint development committee to oversee and supervise all development activities. The Company will be responsible for completion of the PREGNANT Study and such other activities as determined by the joint development committee. The Company will be responsible for the costs of conducting the PREGNANT Study and the preparation, filing and approval process of the related new drug application (or supplemental new drug application) up to a maximum amount of $7 million from January 1, 2010. All other development costs incurred in connection with the development collaboration will be paid by the Buyer.
The parties, pursuant to the Purchase Agreement, also agreed to enter into various ancillary agreements, including the Investor’s Rights Agreement described below, a Supply Agreement pursuant to which the Company will supply PROCHIEVE 4%, PROCHIEVE 8% and CRINONE 8% to the Buyer for sale in the United States at a price equal to 110% of the cost of goods sold and a License Agreement relating to the grant of certain intellectual property licenses.
As part of the Purchase Agreement, the Company has agreed not to, from the date of the closing until the second anniversary of the date on which the Company and the Buyer terminate their relationship with respect to the joint development of the Progesterone Products, manufacture, develop or commercialize products containing progesterone or any other products for the PTB Indication, subject to certain exceptions. The joint development collaboration is terminable by either party beginning five years after the closing.
The Company and the Buyer have made customary representations and warranties in the Purchase Agreement. The Company has also agreed to various covenants in the Purchase Agreement, including, among other things, (i) to conduct its business only in the ordinary course of business consistent with past practice and (ii) not to solicit any Acquisition Proposal (as defined in the Purchase Agreement).
Under the Purchase Agreement, the board of directors of the Company (the “Board”) may withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to the Buyer, its recommendation to the Company’s stockholders to approve the sale of the Purchased Assets contemplated by the Purchase Agreement and certain other matters contemplated by the Purchase Agreement and/or endorse or recommend to the Company’s stockholders a Superior Proposal (as defined in the Purchase Agreement) (a “Change of Board Recommendation”), in the circumstances and subject to certain limitations specified in the Purchase Agreement. However, the Company’s obligation to call, give notice of, convene and hold the Seller Stockholders’ Meeting (as defined in the Purchase Agreement) and to hold a vote of the Company’s stockholders on the sale of the Purchased Assets and the other matters contemplated by the Purchase Agreement shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal (whether or not a Superior Proposal), or by any Change of Board Recommendation, and the Company will not be entitled to terminate the Purchase Agreement if a Change of Board Recommendation occurs. In addition, the Company agreed not to submit to the vote of its stockholders any Acquisition Proposal whether or not a Superior Proposal or propose to do so until after the Seller Stockholders’ Meeting vote on the sale of the Purchased Assets or termination of the Purchase Agreement.
The Purchase Agreement may be terminated prior to the closing by either the Company or the Buyer in certain circumstances, including (i) by mutual agreement of the parties, (ii) if the closing has not occurred on or before August 30, 2010, provided, that the failure to close is not due to a failure of the party seeking to terminate the Purchase Agreement to comply in all material respects with its obligations under the Purchase Agreement (the “Outside Date Clause”), (iii) if the Seller Stockholders’ Meeting is held and the Company’s stockholders do not approve of the sale of the Purchased Assets and certain other matters contemplated by the Purchase Agreement (the “No Vote Clause”) or (iv) the transactions contemplated by the Purchase Agreement are permanently prohibited to be consummated by an order of a governmental authority. The Company may terminate the Purchase Agreement prior to the closing in the event of certain material breaches of the Purchase Agreement by the Buyer that would cause certain conditions to closing under the Purchase Agreement to be incapable of being fulfilled. Moreover, the Buyer may terminate the Purchase Agreement prior to the closing (i) in the event of certain material breaches of the Purchase Agreement by the Company that would cause certain conditions to closing under the Purchase Agreement to be incapable of being fulfilled or (ii) if, prior to the stockholders of the Company approving the sale of the Purchased Assets and other matters contemplated by the Purchase Agreement, a Change of Board Recommendation shall have occurred (provided, that the Buyer must terminate the Purchase Agreement within five business days following the Change of Board Recommendation). In the event that the Buyer terminates the Purchase Agreement under the circumstances described in clause (ii) of the preceding sentence, the Company agreed to pay the Buyer a $2 million termination fee within two business days after such termination. In addition, (x) if an Acquisition Proposal has been publicly announced and, (y) thereafter, the Purchase Agreement is terminated by the Buyer under the Outside Date Clause or the No Vote Clause and (z) within 12 months after the termination of the Purchase Agreement, the Company shall have entered into an agreement regarding or consummates a transaction which would have constituted an Acquisition Proposal (excluding an

Equity Financing (as defined in the Purchase Agreement) and/or any agreement relating thereto), then the Company shall pay to the Buyer $2 million.
Under the terms of the Investor’s Rights Agreement contemplated by the Purchase Agreement, the Company will grant the Buyer certain registration rights with respect to the resale of the Shares and the right to designate one member to the Board until the Buyer no longer owns at least 10% of the Company’s outstanding Common Stock. The Buyer, under the Investor’s Rights Agreement, will agree to certain limitations on its ability to transfer the Shares.
The Shares are being offered and sold to the Buyer under the Purchase Agreement in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder, based on the nature of the Buyer and certain representations made by the Buyer to the Company.
PharmaBio Amendment
On March 3, 2010, the Company entered into an amendment (the “PharmaBio Amendment”) with PharmaBio Development Inc. (“PharmaBio”) to the Investment and Royalty Agreement, dated March 5, 2003, between the Company and PharmaBio, as previously amended and supplemented (the “PharmaBio Agreement”).
The PharmaBio Amendment provides for the early termination of the PharmaBio Agreement by permitting the Company to make certain payments required thereunder on an accelerated and discounted basis on the date the Company consummates (and contingent upon the Company consummating) a transfer of assets, sale of stock, licensing agreement and/or similar transaction yielding gross cash proceeds to the Company of $40 million or more.
Note Purchase and Amendment Agreements
On March 3, 2010, the Company entered into Note Purchase and Amendment Agreements (the “Note Purchase Agreements”) with all of the holders (the “Holders”) of the Company’s Convertible Subordinated Notes due December 31, 2011 (the “Notes”) (who are each accredited investors (as such term is defined in Rule 501 under the Securities Act)). Under the Note Purchase Agreements, the Company agreed to purchase, subject to the satisfaction of certain conditions, the approximately $40 million in aggregate principal amount of Notes held by the Holders. The aggregate purchase price for the Notes will be $26 million in cash (plus accrued and unpaid interest through but excluding the date of the closing of the Note purchases (the “Note Closings”)), warrants to purchase 7,750,000 shares of Common Stock (the “Warrants”) and 7,407,407 shares of Common Stock (the “NPA Shares” and, collectively with the Warrants and the shares of Common Stock issuable upon exercise of the Warrants, the “Securities”). The number of NPA Shares is equal to $10 million divided by 110% of the average of the consolidated closing bid prices of the Common Stock over the ten trading days ending on March 3, 2010 (i.e., the date the Note Purchase Agreements were entered into (but not less than the consolidated closing bid price of the Common Stock on such date)).

As of the date hereof, $40,000,000 in aggregate principal amount of the Notes is outstanding. The Notes bear interest at the rate of 8% per annum (subject to adjustment in certain circumstances) and mature on December 31, 2011.
The transactions contemplated by the Note Purchase Agreements are subject to various conditions, including the consummation of the Watson Transactions, among others described in the Note Purchase Agreements.
Pursuant to the Note Purchase Agreements, the Holders consented, effective on March 3, 2010, to an amendment to the Notes (the “Amendment”). The Amendment eliminates the right of any holder of the Notes to cause the Company to redeem the Notes by virtue of the Watson Transactions.
Each Note Purchase Agreement may be terminated in certain circumstances, including, among others, by any party to such Note Purchase Agreement if the Note Closing does not occur on or prior to August 31, 2010. The Amendment will terminate and be of no further force and effect on the earlier of (i) August 31, 2010, only if the Note Closings do not occur on or prior to August 31, 2010, (ii) the date, if any, after the date of the Note Purchase Agreements and prior to the Note Closings, on which holders of at least 25% of the aggregate principal amount of the Notes have not consented to the Amendment or have terminated Note Purchase Agreements to which they are a party (in accordance with their terms) and (iii) the business day after the closing of the Watson Transactions if the closing under the Note Purchase Agreements does not occur on or prior to such business day.
The Warrants will be exercisable, subject to certain limitations specified therein, during the period commencing 180 days after, and ending on the fifth anniversary of, the Note Closings, unless earlier exercised or terminated as provided in the Warrants. The Warrants will be exercisable for an aggregate of 7,407,407 shares of Common Stock. The exercise price per share, subject to adjustment in certain circumstances, shall be equal to $1.35 (which is equal to 110% of the average of the consolidated closing bid prices of the Common Stock over the ten trading days ending on March 3, 2010 (i.e., the date the Note Purchase Agreements were entered into (but not less than the consolidated closing bid price of the Common Stock on such date))).
Under the terms of the Note Purchase Agreements, the Company has granted Holders who are Affiliates (as such term is defined in Rule 405 of the Securities Act) certain registration rights with respect to the resale of the NPA Shares and the shares of Common Stock issuable upon the exercise of the Warrants.
Under the Note Purchase Agreements, until 45 days after the Company’s public announcement of the results of the PREGNANT Study, if the Company issues any shares of Common Stock (or Common Stock equivalents) for a price that is less than $2.00 per share, the Company must offer the Holders, subject to certain exceptions, the right to exchange their Warrants for cash payments of up to an aggregate of $3,999,996, as more fully described in the Note Purchase Agreement attached as Exhibit 10.1 hereto.
The NPA Shares and Warrants are being offered and sold to the Holders in reliance on exemptions from the registration requirements of the Securities Act pursuant to Section 4(2)

under the Securities Act and Rule 506 promulgated thereunder, based on the nature of the Holders and certain representations made by them to the Company.
Neither the Shares nor the Securities have been registered under the Securities Act (or the laws of any state or other jurisdiction) and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements thereof. This Form 8-K does not constitute an offer for the sale of any securities of the Company or a solicitation of any offer to buy any securities of the Company.
The foregoing is a summary of the terms of the Purchase Agreement (and the related ancillary agreements), the Note Purchase Agreements, the Warrants, the Amendment and the PharmaBio Amendment, and does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement (and the related ancillary agreements), the Note Purchase Agreements, the Warrants, the Amendment and the PharmaBio Amendment, which are filed as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, hereto and are incorporated herein by this reference. A copy of each of the press releases issued by the Company on March 3, 2010 relating to its scheduled conference call and on March 4, 2010 to announce the signing of the Purchase Agreement, the Note Purchase Agreements and the PharmaBio Amendment, as well as the Amendment, are attached hereto as Exhibits 99.1 and 99.2 respectively, and are incorporated herein by this reference.
The Purchase Agreement (and the related ancillary agreements), the Note Purchase Agreements, the form of the Warrants, the Amendment and the PharmaBio Amendment have been attached to provide investors with information regarding their terms. Such documents are not intended to provide any other factual information about the Company, Parent, the Buyer or any other party. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in a confidential disclosure letter and schedules provided by the Company to the Buyer in connection with the signing of the Purchase Agreement. Such disclosure letter and schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement and the Note Purchase Agreements were used for the purpose of allocating risk between the parties thereto, rather than establishing matters as facts. Investors are not third party beneficiaries under the Purchase Agreement or the Note Purchase Agreements and, accordingly, should not rely on the representations and warranties or any descriptions thereof in the Purchase Agreement or the Note Purchase Agreements as characterizations of the actual state of facts or condition of any party thereto or any of their respective affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement and the Note Purchase Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Additional Information about the Proposed Transactions and Where to Find It:
This communication is not a solicitation of a proxy from any security holder of the Company. In connection with stockholder approval of the sale of the Purchased Assets and certain other matters described herein, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement and it intends to mail to its security holders a definitive proxy statement and other materials. THE PROXY STATEMENT WILL BE SENT TO COMPANY SECURITY HOLDERS

AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, WATSON, THE BUYER, THE SALE OF THE PURCHASED ASSETS AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY ARE AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED SALE OF THE PURCHASED ASSETS AND THE OTHER MATTERS DESCRIBED THEREIN. Free copies of the proxy statement and other documents filed with the SEC by the Company, when they become available, can be obtained through the website maintained by the SEC at www.sec.gov. In addition, free copies of the proxy statement will be available from the Company by contacting Lawrence A. Gyenes at (973) 486-8860 or lgyenes@columbialabs.com or on the Company’s investor relations website at www.cbrxir.com.
Participation in the Solicitation:
The Company and its directors and executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transactions described herein. Information regarding the special interests of these directors, executive officers and members of management in the proposed transactions will be included in the proxy statement and other relevant documents filed with the SEC. Additional informational regarding the Company’s directors and executive officers is also included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which was filed with the SEC on March 16, 2009, and the Company’s proxy statement, dated April 9, 2009, filed with the SEC on April 17, 2009. The Company’s Form 10-K and proxy statement are available free of charge at the SEC’s website at www.sec.gov and from the Company by contacting it as described above.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:
This communication contains forward-looking statements, which statements are indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “anticipates,” “potential,” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: approval of the sale of the Purchased Assets and certain other matters described herein by the Company’s stockholders; the timely and successful completion of the ongoing Phase III PREGNANT (PROCHIEVE® Extending GestatioN A New Therapy) Study of PROCHIEVE® 8% to reduce the risk of preterm birth in women with a short cervix in mid-pregnancy; successful development of a next-generation vaginal Progesterone Product; success in obtaining acceptance and approval of new products and new indications for current products by the United States Food and Drug Administration and international regulatory agencies; the impact of competitive products and pricing; the strength of the United States dollar relative to international currencies, particularly the euro; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the SEC. Completion of the sale of the

Purchased Assets under the Purchase Agreement and the other transactions described herein are subject to various conditions to closing, and there can be no assurance those conditions will be satisfied or that such sale or other transactions will be completed on the terms described in the Purchase Agreement or the other agreements related thereto or at all. All forward-looking statements contained herein are neither promises nor guarantees. The Company does not undertake any responsibility to revise or update any forward-looking statements contained herein.
Item 3.02. Unregistered Sales of Equity Securities.
A description of the sale of the Shares, NPA Shares and Warrants set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this item.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit No.	Description
2.1	Purchase and Collaboration Agreement, dated as of March 3, 2010, by and among Columbia Laboratories, Inc., Watson Pharmaceuticals, Inc. and Coventry Acquisition, Inc.

10.1	Note Purchase and Amendment Agreements, each dated as of March 3, 2010, between Columbia Laboratories, Inc. and the Holders named therein

10.2	Amendment No. 1, dated as of March 3, 2010, to the Company’s Convertible Subordinated Notes due December 31, 2011

10.3	Letter Agreement, dated March 3, 2010, between Columbia Laboratories, Inc. and PharmaBio Development Inc., relating to the Investment and Royalty Agreement, dated March 5, 2003, between Columbia Laboratories, Inc. and PharmaBio Development Inc., as previously amended and supplemented

99.1	Press Release of Columbia Laboratories, Inc., dated March 3, 2010

99.2	Press Release of Columbia Laboratories, Inc., dated March 4, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 4, 2010

COLUMBIA LABORATORIES, INC.
By:	/s/ Lawrence A. Gyenes
Lawrence A. Gyenes
Senior Vice President, Chief Financial Officer & Treasurer

Exhibit Index

Exhibit
No.	Description

2.1	Purchase and Collaboration Agreement, dated as of March 3, 2010, by and among Columbia Laboratories, Inc., Watson Pharmaceuticals, Inc. and Coventry Acquisition, Inc.

10.1	Note Purchase and Amendment Agreements, each dated as of March 3, 2010, between Columbia Laboratories, Inc. and the Holders named therein

10.2	Amendment No. 1, dated as of March 3, 2010, to the Company’s Convertible Subordinated Notes due December 31, 2011

10.3	Letter Agreement, dated March 3, 2010, between Columbia Laboratories, Inc. and PharmaBio Development Inc., relating to the Investment and Royalty Agreement, dated March 5, 2003, between Columbia Laboratories, Inc. and PharmaBio Development Inc., as previously amended and supplemented

99.1	Press Release of Columbia Laboratories, Inc., dated March 3, 2010

99.2	Press Release of Columbia Laboratories, Inc., dated March 4, 2010